UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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NOVAGOLD RESOURCES INC.

(Name of Registrant as Specified In Its Charter)

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NOVAGOLD Resources Inc. (“NOVAGOLD” or the “Company”) sent an email with an accompanying letter to select shareholders on October 27, 2026, the full text of the email and the accompanying letter are listed below.

Dear Shareholder,

On behalf of NOVAGOLD's Board of Directors, please find attached a letter from the Chair of the Compensation Committee providing additional context regarding the recent ISS recommendations on the Company's proposed equity incentive and employee stock purchase plans, ahead of the November 3, 2026 Special Meeting of Shareholders.

The transactions previously announced by NOVAGOLD, including the proposed acquisition of the remaining 40% interest in the Donlin Gold project in an all-share transaction, represent an important milestone for NOVAGOLD. Upon completion, the Company would hold 100% ownership of Donlin Gold, establishing a simplified ownership structure that provides greater strategic and operational flexibility, streamlines decision-making, and strengthens NOVAGOLD’s ability to advance the project and create long-term shareholder value.

The proposed Omnibus Incentive Plan (detailed in Resolution 2) and Employee Stock Purchase Plan (detailed in Resolution 3) are designed to attract and retain the specialized talent required to advance the development of what is projected to be America’s largest single gold mine through:

•	Being supported by strong governance safeguards, including market-value grant requirements, repricing protections, shareholder approval for material amendments, and ongoing Board oversight.
•	Promoting and providing opportunities for employee ownership of Company shares and alignment with shareholder interests.
•	Preserving our demonstrated and disciplined approach to equity utilization. Historical equity usage has remained modest, and the Company voluntarily reduced reserve caps under its existing plans earlier this year, underscoring its commitment to capital management.
•	Addressing concerns about the plans' evergreen provisions, these mechanisms simply provide flexibility within defined limits and do not result in automatic issuances.
o	Future awards remain subject to the Compensation Committee’s discretion, oversight, and the Company's established practice of measured equity use.

The Board believes these plans will strike the right balance between governance, shareholder alignment, and the operational flexibility required to support long-term value creation as NOVAGOLD, through its new parent company NovaGold Corporation, advances Donlin Gold.

The Board unanimously recommends that shareholders vote FOR all the proposed resolutions at the November 3, 2026 Special Meeting of Shareholders. We encourage shareholders to submit their proxies or voting instructions ahead of Friday, October 30th at 10:00 am (Vancouver time).

The Board and Compensation Committee welcome the opportunity to discuss any questions or concerns you may have. Please contact me if you would like to arrange a meeting with the Compensation Committee.

The management information circular and definitive proxy statement and related meeting materials, which contain important information about the proposed transactions, including additional information regarding the benefits of the proposed transactions and the factors considered by the NOVAGOLD board of directors in making its unanimous recommendation, the other matters to be considered at the Special Meeting of Shareholders and voting procedures, are available at www.NewNOVAGOLD.com and under NOVAGOLD’s issuer profiles on SEDAR+ at www.sedarplus.ca and EDGAR, the SEC’s website, at www.sec.gov. We encourage you to read the materials carefully and in their entirety before voting.

Sincerely,

Mélanie

Dear Valued Shareholder,

NOVAGOLD’s Board of Directors (the “Board”) and Compensation Committee (the “Committee”) are writing to ask for your continued support for all resolutions at the Special Meeting of Shareholders to be held on November 3, 2026 (the “Meeting”).

We understand that you may have received a research report from Institutional Shareholder Services Inc. (“ISS”) recommending AGAINST supporting the 2026 Omnibus Incentive Plan (“Equity Plan” or “Resolution 2”) and the approval of the New NOVAGOLD Employee Stock Purchase Plan (“ESPP” or “Resolution 3"). The Board has carefully reviewed the ISS recommendations and respectfully disagrees with the recommendations regarding the Equity Plan and the ESPP. ISS supports the transactions and recommends FOR the arrangement resolution, acknowledging its sound strategic rationale and expected per-share accretion, as well as FOR the NOVAGOLD Employee Share Purchase Plan resolution and the compensation resolution. However, ISS’ recommendations for Resolution 2 and Resolution 3 rest almost entirely on a mechanically applied, hypothetical dilution model that assumes every potential evergreen share is issued. ISS’ model does not reflect the Company's actual equity practices, governance safeguards or the fact that the Equity Plan and ESPP will be pivotal in attracting, incentivizing and retaining the personnel of the very company that ISS supports creating. We encourage you to consider the following points before making your voting decision.

The Context for the Plans

The proposed plans are being adopted in connection with the consolidation of Donlin Gold under a new U.S.-domiciled parent company, NovaGold Corporation (“New NOVAGOLD”). Following completion of the transactions, New NOVAGOLD will own, directly and indirectly, 100% of Donlin Gold, creating a larger U.S.-domiciled issuer that the Board believes will benefit from increased scale, enhanced access to capital and improved operational efficiency.

As New NOVAGOLD advances the development of what is projected to be America’s largest single gold mine, the Company will require a competitive compensation framework pursuant to standard U.S.-styled plans to attract, retain and motivate the specialized workforce necessary to support project development and long-term value creation. ISS itself recognizes that the transaction will improve efficiency and enhance access to capital.

Importantly, both proposals are conditioned on completion of the transactions and will have no effect if the transactions do not close. The new U.S.-styled plans also replace, rather than add to, the existing NOVAGOLD equity plans: following closing, no further awards will be granted under the existing Option Plan, PSU Plan and DSU Plan, and outstanding awards will simply be assumed by New NOVAGOLD and continue on their existing terms. Shareholders are therefore being asked to approve the equity framework of a newly combined company, not an incremental layer of equity on top of existing programs.

ISS evaluated the Evergreen Provisions without considering their purpose or their limits.

ISS’ recommendations reflect concerns regarding the evergreen provisions included in the plans. However, we believe these provisions should be considered within the broader context of the plans’ overall structure and safeguards:

•	Under Resolution 2, annual increases to the Equity Plan reserve are capped at the lesser of 3% of the shares outstanding as of the end of the prior year or a lower amount as determined by the Committee. Shares are not automatically issued, future grants remain discretionary, and the Committee can set any year’s increase below the cap, including at zero. The provision provides flexibility to meet future talent and retention needs as the Company’s workforce grows through development.
•	Under Resolution 3, annual increases to the ESPP reserve are limited to the lesser of 1% of the shares outstanding as of the end of the prior year or a lower amount determined by the Committee. Future increases represent a ceiling and remain subject to Board oversight and market scrutiny.
•	Neither plan permits additional increases after ten years, setting a finite limit on potential increases to the reserve.

Notably, ISS supports Resolution 4, approval of the Company’s non-qualified employee share purchase plan, which is likewise intended to promote employee share ownership and alignment through broad employee participation and open-market purchases. Unlike the ESPP under Resolution 3, that plan does not issue shares from a reserve. This reflects ISS' acknowledgement that employee ownership can support shareholder interests when appropriate safeguards are present.

Strengthening Governance Practices Reflect Long-Term Shareholder Alignment

While ISS focuses on the evergreen provisions, both plans contain meaningful governance safeguards. The Equity Plan (under Resolution 2) provides that:

•	Stock options and stock appreciation rights may not be granted below fair market value;
•	Options are subject to a maximum ten-year term;
•	Repricing protections are included;
•	Material plan amendments require shareholder approval;
•	Future awards remain subject to the Committee’s discretion; and
•	Change-in-control treatment is tied to award assumption or substitution rather than providing an automatic single-trigger cash-out.

On a similar basis, the ESPP (under Resolution 3) includes important safeguards including:

•	a statutory annual purchase limit,
•	eligibility restrictions, and
•	Board oversight of future share reserve increases.

The ESPP also excludes certain significant shareholders and is intended to benefit employees broadly.

Share usage has remained disciplined

ISS' recommendation is principally driven by dilution assumptions that presume the full use of every future evergreen share reserve increase over the life of the plans. Those potential dilution assumptions should be evaluated in light of the Company’s governance safeguards, evolving business context, and historical equity usage practices:

•	The Company’s three-year (over the course of 2023, 2024 and 2025 respectively) average value-adjusted burn rate was 0.41%, as compared to ISS’ benchmark of 1.51%, GISC median of 0.56%, and GISC average of 0.72%.
•	Earlier this May, we voluntarily opted to reduce the Plan caps to 7% for the Stock Award Plan and 2% for the PSU Plan to optimize our capital reserves.

In a similar manner, both Resolutions are designed to promote long-term shareholder alignment:

•	The Equity Plan (under Resolution 2) would enable the Company to reward value creation over the extended development timeline associated with Donlin Gold.
•	The ESPP (under Resolution 3) promotes employee ownership and encourages employees to think and act as long-term shareholders.

ISS itself acknowledges that stock purchase plans enable employees to become shareholders, giving them a stake in the Company’s growth. In addition, under the non-qualified plan in Resolution 4, which ISS supports, employee and Company matching contributions are used to buy shares on the open market, rather than through the issuance of new shares, so that plan does not dilute existing shareholders.

ISS concluded that the “rationale for the transaction appears sound, as it is expected to consolidate operations, improve efficiency, and enhance access to capital” and that it is “expected to be accretive on a per-share basis”, there is no reason for concern that the Company will not continue using equity tactically in the course of the proposed transaction.

Your Vote is Important: Vote FOR All Resolutions

The proposed transactions, including the acquisition of the remaining 40% interest in Donlin Gold in an all share transaction, represent an important milestone for NOVAGOLD as the Company prepares for its next phase of development.

The NOVAGOLD Board unanimously recommends that shareholders vote FOR all the proposed resolutions at the upcoming Special Meeting on November 3, 2026 and encourages shareholders to complete and submit their proxy cards or voting instructions in advance of the proxy voting deadline this upcoming Friday, October 30th at 10:00 am (Vancouver time).

We would welcome the opportunity to discuss any questions or concerns you may have. Please contact Mélanie Hennessey (Vice President, Corporate Communications at NOVAGOLD) at melanie.hennessey@novagold.com to arrange a meeting at your convenience.

The management information circular and definitive proxy statement and related meeting materials, which contain important information about the proposed transactions, including additional information regarding the benefits of the proposed transactions and the factors considered by the NOVAGOLD board of directors in making its unanimous recommendation, the other matters to be considered at the Special Meeting of Shareholders and voting procedures, are available at www.NewNOVAGOLD.com and under NOVAGOLD’s issuer profiles on SEDAR+ at www.sedarplus.ca and EDGAR, the SEC’s website, at www.sec.gov. We encourage you to read the materials carefully and in their entirety before voting.

We appreciate the continued trust and support of our shareholders.

Sincerely,

Kalidas V. Madhavpeddi

Chair of the Compensation Committee

NOVAGOLD Resources Inc.

Cautionary Note Regarding Forward-Looking Statements

This communication includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “continue”, “ongoing”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, “would” or “should” occur or be achieved. All statements, other than statements of historical fact, included herein are forward-looking statements. These forward-looking statements include statements regarding the expected outcomes of the Transactions; the ability of NOVAGOLD, New NOVAGOLD and Paulson Advisors and certain of its affiliates (collectively, “Paulson”) to complete the Transactions on the terms described herein, or at all, including receipt of required regulatory approvals, shareholder approvals, court approvals, stock exchange approvals and satisfaction of other customary closing conditions; the expected synergies related to the Transactions in respect of strategy, operations and other matters; projections related to expansion; and the impact of the Transactions on New NOVAGOLD and its stakeholders. Forward-looking statements contained herein are based on a number of material assumptions, including, but not limited to, the following, which could prove to be inaccurate: the expected outcomes of the Transactions; the ability of NOVAGOLD, New NOVAGOLD and Paulson to complete the Transactions on the terms described herein, or at all, including receipt of required regulatory approvals, shareholder approvals, court approvals, stock exchange approvals and satisfaction of other customary closing conditions; the expected synergies related to the Transactions in respect of strategy, operations and other matters; projections related to expansion; our ability to achieve production at Donlin Gold; the cost estimates and assumptions contained in the 2025 Technical Report and the 2025 Technical Report Summary; anticipated timing of updated reports and/or studies including the Donlin Gold BFS and draft SEIS; repayment of the Barrick Mining Corporation promissory note and the timing thereof; sufficiency of working capital; future capital raising activities and potential sources of funding; estimated metal pricing, metallurgy, mineability, marketability and operating and capital costs, together with other assumptions underlying our resource and reserve estimates; our expected ability to develop adequate infrastructure and that the cost of doing so will be reasonable; assumptions that all necessary permits and governmental approvals will be obtained and the timing of such approvals; assumptions made in the interpretation of drill results, the geology, grade and continuity of our mineral deposits; our expectations regarding demand for equipment, skilled labor and services needed for exploration and development of mineral properties; and operating or regulatory risks. Forward-looking statements are necessarily based on several opinions, estimates and assumptions that management of NOVAGOLD considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results, activity, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Forward-looking statements are not historical facts but instead represent the expectations of NOVAGOLD management’s estimates and projections regarding future events or circumstances on the date the statements are made. Important factors that could cause actual results to differ materially from expectations include the need to obtain additional permits and governmental approvals; the timing and likelihood of obtaining and maintaining permits necessary to construct and operate; the need for additional financing to complete an updated feasibility study and to explore and develop properties; availability of financing in the debt and capital markets; disease pandemics; uncertainties involved in the interpretation of drill results and geological tests and the estimation of reserves and resources; changes in mineral production performance, exploitation and exploration successes; changes in national and local government legislation, taxation, controls or regulations and/or changes in the administration of laws, policies and practices, expropriation or nationalization of property and political or economic developments in the United States or Canada; the need for continued cooperation between the owners of Donlin Gold to advance the project; the need for cooperation of government agencies and Native groups in the development and operation of properties; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; whether or when a positive construction decision will be made regarding the Donlin Gold project; and other risks and uncertainties disclosed in NOVAGOLD’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports and other documents filed by NOVAGOLD with applicable securities regulatory authorities from time to time. Copies of these filings may be obtained by visiting NOVAGOLD’s website at www.novagold.com, or the SEC website at www.sec.gov, or on SEDAR+ at www.sedarplus.ca. The forward-looking statements contained herein reflect the beliefs, opinions and projections of NOVAGOLD on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

Important Information and Where to Find It

In connection with the proposed Transactions, NOVAGOLD has filed relevant materials with the SEC and applicable Canadian securities regulators, including, among other filings, the Circular and Proxy Statement on October 5, 2026. The Circular and Proxy Statement was first mailed or otherwise disseminated to shareholders of NOVAGOLD seeking their approval of the Transactions-related proposals on or about October 5, 2026. INVESTORS AND SHAREHOLDERS OF NOVAGOLD ARE URGED TO READ THE CIRCULAR AND PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT HAVE BEEN FILED OR WILL BE FILED WITH THE SEC AND APPLICABLE CANADIAN SECURITIES REGULATORS IN CONNECTION WITH THE TRANSACTIONS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS, THE PARTIES TO THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and shareholders may obtain free copies of the Circular and Proxy Statement and other documents filed by NOVAGOLD with the SEC at http://www.sec.gov, the SEC’s website, under NOVAGOLD’s profile on SEDAR+ at www.sedarplus.ca, or from NOVAGOLD’s website https://novagold.com/investors/why-invest/.